UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

January 25, 2008

(Date of earliest event reported)

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)	Identification Number)

12130 State Highway 3, Building 1

Webster, Texas  77598

(Address of principal executive offices, including zip code)

(713) 558-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 23, 2008, the Board of Directors of SPACEHAB, Incorporated (the “Company”), acting on the recommendation of the Governance and Nominating Committee of the Board, approved the addition of General (Ret.) Lance W. Lord, R. Scott Nieboer, John A. Oliva, and William F. Readdy to the Board.

General (Ret.) Lance Lord served as Commander of Air Force Space Command at the Peterson Air Force Base in Colorado where he oversaw a global network of satellite command and control, communications, missile warning and launch facilities, and ensured the combat readiness of America’s intercontinental ballistic missile force. The recipient of several prestigious military decorations throughout his career — including the Distinguished Service Medal, Legion of Merit, and the Defense Meritorious Service Medal — General Lord entered the Air Force in 1969 and retired in 2006.

R. Scott Nieboer is a Manager of Trace Management, LLC which directs Trace Partners, LP, an investment partnership, and Chief Manager of Curtiswood Capital, a wholly owned subsidiary of Trace Partners, LP. A Broker-Dealer registered with the Financial Industry Regulatory Authority (FINRA) (NASD), Nieboer also serves as Chief Executive Officer of a startup company, 5th Market, Inc. which specializes in electronic complex trading systems for institutional investors.

John A. Oliva has 26 years of experience in the private equity, investment banking, capital markets, branch management, and asset management sectors. He is the Managing Principal of Capital City Advisors Inc. (CCA), a NASD/FINRA registered broker/dealer and independent investment banking and advisory firm. Since 2002, CCA has provided financial advisory services, including mergers and acquisitions and raising expansion capital to select mid-tier companies. Mr. Oliva, who holds eight NASD/FINRA licenses including the Managing Principal and Financial Principal licenses, also co-manages the Indo-American Growth Fund.

William F. Readdy dedicated more than 30 years of service to the United States as a military officer, pilot, astronaut, and civil service executive. A decorated naval aviator, Readdy joined NASA in 1986 and was tapped for the astronaut corps just one year later. Throughout his astronaut career, Readdy logged more than 672 hours in space on three shuttle missions serving as commander on his third flight, STS-79. In 2001, Readdy was appointed as NASA’s associate administrator for space operations where he led a $6 billion-a-year enterprise comprising five major programs, four field installations, and more than 40,000 civil servant and contractor employees. Among many awards of distinction Readdy earned throughout both his military and NASA careers, he was honored as a Meritorious Rank Executive by President George W. Bush and awarded NASA’s highest honor, the Distinguished Service Medal twice.

A copy of the Company’s press release dated January 25, 2008, announcing this event is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Title of Document
99.1	Press release dated January 25, 2008 announcing the new additions to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

January 25, 2008	By:	/s/ Brian K. Harrington
Brian K. Harrington
Sr. Vice President and Chief Financial Officer